UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

TimefireVR Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	88-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Rd. Suite 444 Scottsdale AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 617-8888

7690 E. Camelback Rd. Suite 511 Scottsdale AZ 85251

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 6, 2018 (the “Effective Date”), TimefireVR Inc. (the “Company”) closed on a private placement offering (the “Offering”) with institutional investors (the “Investors”) pursuant to which the Company issued and sold Senior Secured Convertible Notes (the “Notes”) to the Investors in the aggregate principal amount of $1,052,632 with an original issue discount of 5%, and received gross proceeds of $1,000,000. The Notes mature on April 15, 2019 (the “Maturity Date”) and bear interest at 8% per annum.

The Notes are secured by a first lien on all of the assets of the Company.

On the Maturity Date, the Company must repay an amount equal to 120% of the outstanding principal and accrued interest. Beginning on the six-month anniversary of the Effective Date, the Investors may elect to convert the Notes into common stock of the Company at $0.03 per share, subject to adjustment (the “Conversion Price”). In addition, the Notes are redeemable by the Company up to 90 days following issuance at an amount equal to 110% of outstanding principal and accrued interest, and thereafter at an amount equal to 120% of outstanding principal and accrued interest, subject in either case to upward adjustment to the extent the closing price of the Company’s common stock on the OTCQB exceeds the Conversion Price. As additional consideration, the Company issued the Investors a total of 35,087,720 five-year warrants (the “Warrants”) to purchase the Company’s common stock, which are exercisable on or after the six-month anniversary of the Effective Date at $0.06 per share.

In addition, the Investors agreed to extend the due date of other convertible notes held by the Investors (which were past due) in the principle amount of approximately $770,000 to April 15, 2019.

The foregoing description of the Offering is a summary only and is qualified in its entirety by the full text of the form of Securities Purchase Agreement related to the Offering, the form of Note, and the form of Warrant, each of which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Notes is incorporated by reference from Item. 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01, above, is incorporated by reference herein. The Notes, the Warrants, and the shares of common stock issuable upon conversion and exercise of the Notes and the Warrants (the “Shares”) have not been registered under the Securities Act of 1933 (the "Securities Act") and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Each investor acquired the securities for investment and acknowledged that it is an accreditor investor as defined by Rule 501 under the Securities Act. The Notes, Warrants, and the Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Senior Secured Convertible Note
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: March 7, 2018	By: /s/ Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer